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                                                                   Exhibit 23.04


                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report with respect to R.P. Scherer Corporation dated April 27, 1998 (except with respect to the matter discussed in Note 16, as to which the date is May 17,
1998) included in this Current Report on Form 8-K/A (Amendment No. 1) and to the incorporation by reference in Registration Statement No. 333-24483 of Cardinal Health, Inc. on Form S-3 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535, No. 3352537, No. 33-52539, No.
33-63283-01, No. 33-64337, No. 333-01927-01, No. 333-11803-01, No. 333-21631-01,
No. 333-21631-02, No. 333-30889-01 and No. 333-56655-01 of Cardinal Health, Inc.
on Form S-8 and to all references to our Firm included in this Form 8-K/A.


/s/ Arthur Andersen LLP
Arthur Andersen LLP

Detroit, Michigan
September 24, 1998